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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 30, 2007, on our audit of the consolidated financial statements of Amboy Aggregates (A Joint Venture) and Subsidiary as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006. We also consent to the reference to our Firm under the caption "Experts."

/s/ J.H. Cohn LLP
Roseland, New Jersey July 20, 2007

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Exhibit 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS